Texas-New Mexico                                        4100 International Plaza
Power Company                                          Fort Worth, Texas   75109

                                                                   P.O. Box 2943
Ralph S. Johnson                                  Fort Worth Texas,   76113-2943
Senior Vice President -                                          (817) 737-5566
Power Resources                                               Fax (817) 737-1384

                                                               November 24, 1997
Mr. Steven M. Philley
Director, Power Supply
TU Electric
Energy Plaza
1601 Bryan Street
Dallas, Texas  75201-3411

Dear Mr. Philley:

     Thank you for taking the time to discuss the various alternatives for Power Supply at the Lewisville Point of Delivery under our Amended and Restated Agreement for Electric Service between Texas-New Mexico Power Company (TNMP) and Texas Utilities Electric (TUE) Company (Contract). In order to resolve the issues that have been discussed and to allow TNMP further discussion of its transition to competition plan, we propose the following:

     1) TNMP's obligation to TUE shall be the equivalent of being full requirements customer at the Lewisville Point of Delivery (LPOD) through June 30, 2002.

     2) The term of the above contract shall be adjusted to terminate with our obligation at LPOD.

     3) Agreement in Principle on these (Items 1 & 2) with good faith commitment to amend the contract is required November 24, 1997.

     4) At any time prior to June 30, 2002, TNMP will not intervene in any proceeding before the Public Utility Commission of Texas in which TUE's rates are to be determined, except for the sole and limited purpose of intervention in the Rate Design phase of any such proceeding.

     I appreciate your willingness to consider our changing needs and look forward to a mutually beneficial relationship. I look forward to hearing from you and remain available to meet you in our office at any time.

                                                     Sincerely,

                                                     /S/ Ralph S. Johnson

Agreed:  Date: 11/24/97

/s/  Steven M Philley
Signature